CODE OF ETHICS

                        Builders Fixed Income Fund, Inc.
                        Capital Mortgage Management, Inc.
                                 April 24, 2000


                                 I. INTRODUCTION

     A. PURPOSE. In order to ensure that personnel associated with the Builders Fixed Income Fund, Inc. (the "Fund") comply with the requirements of Section 17(j) of the Investment Company Act of 1940 ("1940 Act") and Rule 17j-1 thereunder, the Fund and Capital Mortgage Management, Inc. ("the Manager"), the manager of the Fund, each have adopted this Code of Ethics ("Code"). Personnel associated with the Fund include, but are not limited to, persons employed by the Manager, Commerce Bank, N.A., the Fund's Subadviser, and Investment Company Administration, LLC, the Fund's Administrator.

     B. FIDUCIARY DUTY. This Code is based on the principle that Access Persons (as defined below) of the Fund owe a fiduciary duty to, among others, shareholders of the Fund. In complying with this fiduciary duty, Access Persons owe shareholders the highest duty of trust and fair dealing. The Code applies to all Access Persons and focuses principally on reporting of personal securities transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of the Fund and its shareholders.

     As fiduciaries, Access Persons must at all times: (1) place the interests of the Fund first; (2) avoid taking inappropriate advantage of their positions; and (3) conduct all personal securities transactions in full compliance with this Code. Doubtful situations should be resolved in favor of the Fund. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

                                 II. DEFINITIONS

     A. "ACCESS PERSON" means: (1) any officer or director of the Fund; (2) any officer or director of the Manager; (2) any officer or director of the Subadviser who makes, participates or obtains information regarding the purchase or sale of a Security by the Fund; or (3) any Advisory Person (defined below). A list of current Access Persons is attached hereto as APPENDIX A.

     B. "ADVISORY PERSON" means (1) any employee of the Manager or Subadviser or of any company in a control relationship to the Manager or Subadviser who, in connection with her or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Manager or Subadviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Security.

     NOTE: A person who normally only assists in the preparation of public reports, or receives public reports but receives no information about current recommendations or trading, is neither an Advisory Person nor an Access Person. A single instance or infrequent, inadvertent instances of obtaining knowledge
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does not make one either  then or for all times an  Advisory  Person.  Under the definition of "Advisory Person" the phrase "makes. . .the purchase or sale" means someone who places orders or otherwise arranges transactions. An Advisory Person or Access Person of the Fund does not include an employee, director or officer of the Subadviser or the Administrator where such company has adopted pursuant to Section VIII hereof a code of ethics satisfactory to the Board of Directors of the Fund which contains provisions reasonably necessary to prevent its Advisory Persons from engaging in any act, practice or course of business prohibited by Rule 17j-1(a) under the 1940 Act and such employee is required to report his transactions to such company.

     C. "BENEFICIAL OWNERSHIP" will be attributed to an Access Person in all instances in which the Access Person (i) possesses the ability to purchase or sell the securities (or the ability to direct the disposition of the securities); (ii) possesses voting power (including the power to vote or to direct the voting over such securities; or (iii) receives any benefits substantially equivalent to those of ownership. Whether a person has beneficial ownership will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and
(5) under the Securities Exchange Act of 1934.

     D. "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     E. "INDEPENDENT DIRECTOR" means a Director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

     F. "PORTFOLIO MANAGER" means a person who has or shares principal day-to-day responsibility for managing the portfolio of the Fund.

     G. "SECURITY" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants; except that it DOES NOT INCLUDE securities issued by the U.S. Government, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, equity securities that are not eligible for purchase or sale by the Fund, shares of registered open-end investment companies, bankers' acceptances, bank certificates of deposit, commercial paper and other money market instruments, or such other securities as may be excepted under the provisions of Rule 17j-1 under the 1940 Act as in effect from time to time. "Security" does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

                            III. EXEMPT TRANSACTIONS

The prohibitions of Section IV of this Code shall not apply to the following transactions by Access Persons:

     (1) MUTUAL FUNDS. Purchases and sales of mutual funds (including the Fund);

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     (2)  EQUITY  SECURITIES.  Purchases  or  sales of  Securities  that are not eligible for purchase or sale by the Fund as determined by reference to the 1940 Act and regulations thereunder, the investment objectives and policies and investment restrictions of the Fund, undertakings made to regulatory authorities, and other policies adopted from time to time by the Fund, including, but not limited to, foreign and domestic equity Securities. The Fund currently invests only in fixed income Securities and has no current intention of investing in equity Securities in the future;

     (3) NO CONTROL. Purchases and sales of Securities effected for any account over which the Access Person has no direct or indirect influence or control; and purchases and sales which are nonvolitional on the part of either the Access Person or the Fund, including purchase or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a bona fide margin call.

     (4) CERTAIN CORPORATE ACTIONS. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities; and any purchases which are: (i) made solely with the dividend proceeds received in a dividend reinvestment plan; or (ii) part of an automatic payroll deduction plan whereby an employee purchases securities issued by an employer;

     (5) RIGHTS. Any acquisition of Securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent the rights were acquired in the issue, and the sale of such rights so acquired; and

     (6) NO HARM TO THE FUND. Transactions that appear to present no reasonable likelihood of harm to the Fund, which are otherwise in accordance with Rule 17j-1 under the 1940 Act, and which the President of the Fund has authorized in advance; and transactions that the Independent Directors of the Fund, after consideration of all of the facts and circumstances, determined to have not been fraudulent, deceptive or manipulative to the Fund.

                           IV. PROHIBITED TRANSACTIONS

     A. No Access Persons shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by the Fund:

     (1)  employ any device, scheme or artifice to defraud the Fund;

     (2) make to the Fund any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement dame, in light of the circumstances under which they are made, not misleading;

     (3) engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund;

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     (4)  engage in any manipulative practice with respect to the Fund;

     (5) engage in any transaction in a Security while in possession of material, nonpublic information regarding the Security or the issuer of the Security; or

     (6) engage in any transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading.

     B. Subject to the exceptions stated in Section III of this Code, it shall be impermissible for any Access Person to purchase or sell, directly or indirectly, any Security (or any option to purchase or sell such Security) which, within the most recent 15 days,:

     (1)  is or has been held by the Fund; or
     (2) is being or has been considered by the Fund or the Subadviser for purchase by the Fund.

     A Security is "being considered for purchase" when a recommendation to purchase or sell a Security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     A Security is "held" by the Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Fund until the time when such program has been fully completed or terminated.

     C. Investment Personnel must obtain approval from the Fund or the Manager before directly or indirectly acquiring beneficial ownership in any Securities in an initial public offering or limited offering. A limited offering is an offering exempt from registration under the Securities Act of 1933 pursuant to
Section 4(2) or section 496); or pursuant to Regulation D under the Securities Act.

     D. Any Access Person who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the President of the Fund prior to proceeding with the transaction.

                            V. REPORTING REQUIREMENTS

     A. INITIAL REPORTING REQUIREMENTS (ACCESS PERSONS). No later than 10 days after a person becomes an Access Person, every Access Person (except Independent Directors) shall file with the President of the Fund a report containing the information set forth in V.C below with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security (regardless of whether such transaction is listed in Section III); provided, however, that such Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control if such person certifies such fact to the Fund, provided further, that the term "Security" does not include the savings or demand deposit accounts with banks.

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     B.  REPORTING  REQUIREMENTS   (INDEPENDENT  DIRECTORS).   Each  Independent
Director must report to the President of the Fund any trade in a Security over which any Independent Director has Beneficial Ownership if the Independent Director knew or, in the ordinary course of fulfilling his or her duty as a director of the Fund, should have known, that during the 15-day period immediately preceding or after the date of the transaction in a Security by the director such Security was or would be purchased or sold by the Fund or such purchase or sale by the Fund was or would be considered by the Subadviser for the Fund. The "should have known" standard does not imply a duty of inquiry and no knowledge is imputed to the director because of prior knowledge of the Fund's portfolio holdings, investment objective, policies or restrictions.

     C. QUARTERLY REPORTING REQUIREMENTS. Every Access Person (except Independent Directors) must report all personal Securities transactions to the President of the Fund no later than ten (10) days after the end of the calendar quarter in which the transaction took place. This report shall include the date, the title and number of shares, principal amount, nature of the transactions (purchase or sale), price and the name of the brokerage firm or bank through whom the Securities transactions was effected. A copy of the form of Quarterly Report is attached hereto as APPENDIX B.

     D. ANNUAL REPORTING REQUIREMENTS (ACCESS PERSONS). At the end of each year, every Access Person (except Independent Directors) must report all personal Securities transactions to the President of the Fund (which information must be current as of a date no more than 30 days before the report is submitted). This report shall include the date, the title and number of shares, principal amount, nature of the transactions (purchase or sale), price and the name of the brokerage firm or bank through whom the Securities transactions was effected.

     E. REPORT MUST BE FILED EVEN IF NO TRANSACTIONS. If an Access Person is not required to file such a report for any quarter because no reportable transactions were effected by such Access Person or because any transaction effected by such Access Person was for an account over which he or she has no direct or indirect influence or control, such Access Person (other than an Independent Director of the Fund) shall certify these facts to the Fund within ten (10) days of the end of such calendar quarter.

     F. ANNUAL REPORT TO BOARD OF DIRECTORS. At least annually, the Fund, the Manager and the Subadviser must furnish to the Board a written report that:

          1. Describes any issues arising under the Code of Ethics since the last report to the Board, including, but not limited to, information about material violations of the code or procedures and sanctions imposed as a result;

          2. Certifies that the Fund, Manager or Subadviser, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     G. NO ADMISSION. The making of such report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates, and the existence of any report shall not be construed as an admission that any event reported on constitutes a violation of Section V hereof.

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                               VI. CONFIDENTIALITY

     Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Fund except to persons whose responsibilities require knowledge of the information. Portfolio Manager shall maintain all information relating to his or her portfolio management in a confidential and secure manner.

                           VII. REVIEW AND ENFORCEMENT

     A.

          1. REVIEW. The President of the Fund shall cause the reported personal Securities transactions to be compared with completed and contemplated portfolio transactions of the Fund to determine whether any transactions (each a "REVIEWABLE TRANSACTION") listed in Section IV may have occurred.

          2. CODE OF ETHICS REVIEW COMMITTEE. If the President of the Fund determines that a Reviewable Transaction may have occurred, the Code of Ethics Review Committee shall then determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section III. Before making any determination that a violation has been committed by an individual, the Committee shall give such person an opportunity to supply additional information regarding the transaction in question. The Committee is responsible for investigating any suspected violation of the Code and imposing sanctions.

          3. COMMITTEE MEMBERSHIP, VOTING AND QUORUM. The Code of Ethics Review Committee shall consist of John Stewart, President of the Fund, and Leonard Terbrock and Joseph Montanaro, each an Independent Director of the Fund. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee.

     B.   REMEDIES

          1. SANCTIONS. If the Code of Ethics Review Committee determines that an Access Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, and termination of the employment of the violator. The Code of Ethics Review Committee may also require the Access Person to reverse the trade(s) in question and forfeit to the Fund any profit or absorb any loss derived therefrom..

          2. No person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself. If a Securities transaction of the President of the Fund is under consideration, a Director or other officer of the Fund

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     designated for the purpose by the vote of the Directors of the Fund,  shall act in all respects in the manner prescribed herein for the President of the Fund.

     C. IMPLEMENTATION OF CODE; INQUIRIES REGARDING THE CODE. The President of the Fund is responsible for implementation of this Code and will answer any questions about this Code or any other compliance-related matters.

                         VIII. ALTERNATE CODE OF ETHICS

     A. The Subadviser and the Administrator shall be bound by the requirements of this Code of Ethics of the Fund; except that each may:

          1. Submit to the Board of Directors of the Fund a copy of a Code of Ethics adopted by such entity pursuant to Rule 17j-1 under the 1940 Act and satisfactory to the Fund, along with a letter of certification that such entity has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics;

          2. Promptly report to the Fund in writing any material amendments to such Code; and

          3.   Provide to the Board, at least  annually,  the report required in
               Article V.F.

     B. In the event the Subadviser or the Administrator submits a Code of Ethics which it has adopted and is satisfactory to the Fund, such party shall:

          1. Promptly furnish the Fund upon request at any time and from time to time copies of any reports made pursuant to such Code by any person who would, except for the provisions of the final paragraph of Section I.A hereof, be defined as an Access Person as to the Fund; and

          2. Immediately furnish to the Fund, without request, all material information regarding any violation of such Code by any person who would, except for the provisions of the final paragraph of
               Section I.A hereof, be defined as an Advisory Person or Access Person as to the Fund.

                                   IX. RECORDS

     A. The Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

          1. A copy of this Code and any other Code of Ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

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          2.   A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

          3. A copy of each report made pursuant to this Code by any Access Person shall be preserved by the Fund for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          4. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

     B. CONFIDENTIALITY

          All reports of Securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

                   X. AMENDMENT: INTERPRETATION OF PROVISIONS

     The Board of Directors may from time to time amend this Code or adopt such interpretations of this Code as they deem appropriate.

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                                                                      APPENDIX A


PERSONS SUBJECT TO THIS CODE OF ETHICS

     1.   Portfolio Managers*: Scott M. Colbert, Joann Rich and Keith Weldon
     2. Fund Officers and Directors: John W. Stewart (Chairman, President and Secretary), Steve Talbott (Treasurer), Terry Nelson (Director); Eric Banhazl (Asst. Treasurer)**; Joy Ausili (Asst. Treasurer)**; Denise Lewis (Asst. Treasurer)**; Steve Paggioli (Asst. Secretary)**; and Dorothy Cali (Asst. Secretary)**
     3. Officers and Directors of the Manager: John W. Stewart (President, Secretary and Director); Kathy Stewart (Vice President) and Steve Talbott (Treasurer)
     4. Independent Fund Directors: Leonard R. Terbrock, James D. Slebiska, Joseph A. Montanaro, Douglas J. McCarron and Dan Mulligan.

     * Pursuant to Section VIII of this Agreement, the Fund's Board of Directors has determined that these employees of the Fund's Subadviser, Commerce Bank, N.A., shall be subject to the Subadviser's Code of Ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended. The Subadviser has undertaken to promptly report to the Fund in writing any material violations of its Code by the Portfolio Managers.

     ** Pursuant to Section VIII of this Agreement, the Fund's Board of Directors has determined that these employees of the Fund's Administrator, Investment Company Administration, LLC ("ICA"), shall be subject to ICA's Code of Ethics, adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended. ICA has undertaken to promptly report to the Fund in writing any material violations of its Code by these employees.

     At least annually, the Subadviser and ICA each must furnish to the Board a written report that: (1) describes any issues arising under the Code of Ethics since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed as a result; and (2) certifies that the Subadviser or ICA, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.


     Dated: April 24, 2000

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                                                                      APPENDIX B

                        BUILDERS FIXED INCOME FUND, INC.
                        CAPITAL MORTGAGE MANAGEMENT, INC.


RE:  PERSONAL SECURITIES TRANSACTION STATEMENT
     FOR THE QUARTER ENDED:  ___________ ___, _______

     Please check the appropriate statement:

     I have not purchased or sold any securities, futures or options or securities during the above-referenced quarter, excluding equity securities, mutual funds and U.S. Government securities (collectively, "Personal Transactions")

     Attached   are  copies  of  all  my   statements   of  accounts  and  trade
     confirmations   for  Personal   Transactions   that  occurred   during  the
     above-referenced quarter.

     I have directed my broker-dealer to forward duplicate confirmations and account statements for Personal Transactions that occurred during the above-referenced quarter.


Print Name:_________________________
Title:______________________________


____________________________________
Signature


____________________________________
Date

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